UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2021 (December 9, 2021)

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 100	Boca Raton
Florida	33487	+1	(887)	585-1088
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the board of directors of MiX Telematics Limited (the “Company”) appointed Ms. Charmel Flemming as an independent non-executive director effective from December 9, 2021.

Ms. Flemming is a chartered accountant and worked at the De Beers Group for nine years, including as a board trustee of the De Beers Benefit Society Medical Aid and De Beers Pension Fund. Sheis also the founder and chief executive officer of F Twelve Incorporated, a cloud-based accounting and management solutions company. She has served on various boards over the past few years, including that of DRDGold Limited, which has a primary listing on the JSE Limited and its secondary listing on the NYSE. At DRDGold Limited, Ms. Flemming currently serves on the Audit, Risk, and Social and Ethics Committees. She is also a non-executive director on the board of Acorn Agri & Food Limited, and AKTV. Shehas also volunteered on boards of non-profit organizations in her community.

Ms. Flemming has been appointed as the chairperson of the Company’s Telematics Social and Ethics Committee and as a member of the Audit and Risk Committee.

Item 7.01. Regulation FD Disclosure.
On December 10, 2021, the Company issued a press release announcing the appointment of Ms. Flemming as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No. Description of Exhibit

99.1 MiX Telematics announces changes to the board of directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ John Granara
Name: John Granara
Title: Vice President and Chief Financial Officer

Date: December 10, 2021

Exhibit 99.1

MIX TELEMATICS LIMITED
(Incorporated in the Republic of South Africa)
(Registration number 1995/013858/06)
JSE share code: MIX ISIN: ZAE000125316
NYSE share code: MIXT
(“MiX Telematics” or “the Company”)

CHANGES TO THE BOARD OF DIRECTORS

The board of directors (the “Board”) is pleased to announce that Ms Charmel Flemming has been appointed to the Board as an independent non-executive director effective from December 9, 2021

Charmel is a chartered accountant and worked at the De Beers Group for nine years, including as a board trustee of the De Beers Benefit Society Medical Aid and De Beers Pension Fund, Charmel is also the founder and chief executive officer of F Twelve Incorporated, a cloud-based accounting and management solutions company. She has served on various boards over the past few years, including that of DRDGold Limited, which has a primary listing on the JSE Limited and its secondary listing on the NYSE. At DRDGold Limited Charmel currently serves on the Audit, Risk, and Social and Ethics Committees. Charmel is also a non-executive director on the board of Acorn Agri & Food Limited, and AKTV. Charmel has also volunteered on boards of non-profit organizations in her community.

Charmel has been appointed as the chairperson of the MiX Telematics Social and Ethics Committee and as a member of the Audit and Risk Committee.

“We are very pleased to welcome Charmel to MiX Telematics,” said Robin Frew, Chair of the MiX Telematics Board. “Her deep knowledge of finance, audit, corporate governance and complex operations make her an excellent addition to our Board, and we look forward to her contribution as the Company continues into its next phase of growth.”

Shareholders are further advised that Ms Fikile Futwa, currently an independent non-executive director of the Company and member of the Audit and Risk Committee has accordingly stepped down as chairperson of the Social and Ethics Committee and has been appointed as chairperson of the Audit and Risk Committee effective from December 9, 2021. Fikile will remain a member of the Social and Ethics Committee.

December 10, 2021

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